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                                                                   EXHIBIT 10.2

                                    FORM OF

                        TRANSITIONAL SERVICES AGREEMENT

                                    BETWEEN

                              THE SOUTHERN COMPANY

                                      AND

                             SOUTHERN ENERGY, INC.


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                               TABLE OF CONTENTS

                                                                                                         Page

ARTICLE 1  DEFINITIONS..................................................................................    1
   1.1 Additional Services..............................................................................    1
   1.2 Ancillary Agreements.............................................................................    1
   1.3 [intentionally omitted]..........................................................................    1
   1.4 Confidential Disclosure Agreement................................................................    1
   1.5 Distribution Date................................................................................    1
   1.6 Engineering and Technical Services...............................................................    1
   1.7 Impracticable....................................................................................    1
   1.8 Master Separation And Distribution Agreement.....................................................    1
   1.9 Separation Date..................................................................................    2
   1.10 Service(s)......................................................................................    2
   1.11 Subsidiary......................................................................................    2
   1.12 Warranty........................................................................................    2
ARTICLE 2 TRANSITION SERVICE SCHEDULES..................................................................    2
ARTICLE 3  SERVICES.....................................................................................    3
   3.1 Services Generally...............................................................................    3
   3.2 Service Parameters...............................................................................    3
   3.3 Impracticability.................................................................................    3
   3.4 Additional Resources.............................................................................    3
   3.5 Additional Services..............................................................................    3
   3.6 Further Obligations As To Services...............................................................    3
   3.7 Service Representatives..........................................................................    4
ARTICLE 4  TERM.........................................................................................    4
ARTICLE 5  COMPENSATION.................................................................................    5
   5.1 Charges For Services.............................................................................    5
   5.2 Payment Terms....................................................................................    5
   5.3 Performance Under Ancillary Agreements...........................................................    5
   5.4 Error Correction; True-Ups; Accounting...........................................................    5
   5.5 Pricing Adjustments..............................................................................    6
ARTICLE 6  GENERAL OBLIGATIONS; STANDARD OF CARE........................................................    6
   6.1 Performance Metrics: Southern....................................................................    6
   6.2 DISCLAIMER OF WARRANTIES.........................................................................    6
   6.3 Performance Metrics: Southern Energy.............................................................    6
   6.4 Transitional Nature Of Services; Changes.........................................................    7
   6.5 Responsibility For Errors; Delays................................................................    7
   6.6 Good Faith Cooperation; Consents.................................................................    7
ARTICLE 7  EARLY TERMINATION............................................................................    7
   7.1 Early Termination................................................................................    7
   7.2 Survival.........................................................................................    8
ARTICLE 8  RELATIONSHIP BETWEEN THE PARTIES.............................................................    8
ARTICLE 9  SUBCONTRACTORS...............................................................................    8
ARTICLE 10 INTELLECTUAL PROPERTY........................................................................    9


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
ARTICLE 11  ENGINEERING AND TECHNICAL SERVICES..........................................................   10
   11.1 Engineering and Technical Services..............................................................   10
   11.2 Professional Responsibility Regarding Engineering and Technical Services........................   10
   11.3 Applicable Laws and Regulations.................................................................   10
   11.4 Insurance.......................................................................................   11
   11.5 Reuse of Documents..............................................................................   11
   11.6 Non-Restrictive Relationship....................................................................   11
ARTICLE 12  CONFIDENTIALITY.............................................................................   11
ARTICLE 13  LIMITATION OF LIABILITY.....................................................................   12
ARTICLE 14  FORCE MAJEURE...............................................................................   12
ARTICLE 15  DISPUTE RESOLUTION..........................................................................   12
   15.1 Mediation.......................................................................................   12
   15.2 Arbitration.....................................................................................   13
   15.3 Court Action....................................................................................   13
   15.4 Continuity Of Service And Performance...........................................................   13
ARTICLE 16  MISCELLANEOUS...............................................................................   14
   16.1 Entire Agreement................................................................................   14
   16.2 Existing Services Agreement.....................................................................   14
   16.3 Governing Law...................................................................................   14
   16.4 Descriptive Headings............................................................................   14
   16.5 Notices.........................................................................................   14
   16.6 Nonassignability; Third-Party Beneficiaries.....................................................   15
   16.7 Severability....................................................................................   15
   16.8 Failure Or Indulgence Not Waiver; Remedies Cumulative...........................................   16
   16.9 Amendment.......................................................................................   16



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                        TRANSITIONAL SERVICES AGREEMENT

         THIS TRANSITIONAL SERVICES AGREEMENT (the "Agreement") dated as of September 1, 2000, between The Southern Company, a Delaware corporation ("Southern"), having an office at 270 Peachtree Street, Atlanta, Georgia 30303 and Southern Energy, Inc., a Delaware corporation ("Southern Energy"; Southern Energy and Southern each being referenced herein individually as a "Party," and collectively as the "Parties"), having an office at 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338.

                                   ARTICLE 1
                                  DEFINITIONS

         For the purpose of this Agreement, the following capitalized terms shall have the following meanings:

         1.1 Additional Services. "Additional Services" shall have the meaning set forth in Section 3.5.

         1.2 Ancillary Agreements. "Ancillary Agreements" shall have the meaning set forth in the Master Separation and Distribution Agreement.


         1.3      [Intentionally omitted].


         1.4 Confidential Disclosure Agreement. "Confidential Disclosure Agreement" shall mean that certain Confidential Disclosure Agreement between Southern and Southern Energy.

         1.5 Distribution Date. "Distribution Date" shall have the meaning set forth in the Master Separation and Distribution Agreement.

         1.6 Engineering and Technical Services. "Engineering and Technical Services" shall have the meaning set forth in Section 11.1.

         1.7 Impracticable. "Impracticable" shall have the meaning set forth in Section 3.3.

         1.8 Master Separation And Distribution Agreement. "Master Separation and Distribution Agreement" shall mean that certain Master Separation and Distribution Agreement between Southern and Southern Energy.

         1.9 Separation Date. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each action or agreement in connection with the Separation shall be as of 12:01 a.m., Eastern Time, September 1, 2000 or such other date as may be fixed by the Board of Directors of Southern (the "Separation Date").


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         1.10     Service(s). "Service(s)" shall have the meaning set forth in
Section 3.1 and includes the Engineering and Technical Services.

         1.11 Subsidiary. "Subsidiary" of any Party means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries; provided, however, that no Party that is not directly or indirectly wholly-owned by any other Party shall be a Subsidiary of such other Party unless such other Party controls, or has the right, power or ability to control, that Party. For purposes of this Agreement, Southern Energy shall be deemed not to be a subsidiary of Southern.

         1.12     Warranty. "Warranty" shall have the meaning set forth in
Section 11.2.1.

                                   ARTICLE 2
                          TRANSITION SERVICE SCHEDULES

         This Agreement will govern individual transitional services as requested by Southern Energy and its Subsidiaries and provided by Southern and its Subsidiaries, the details of which shall be set forth in the Transition Service Schedules attached to this Agreement. Each Service shall be covered by this Agreement upon execution of a transition service schedule in the form attached hereto (each transition service schedule, a "Transition Service Schedule").

         The Parties shall set forth the terms for each Service on the applicable Transitional Service Schedule, which may include, but are not limited to, the time period during which the Service will be provided if different from the term of this Agreement determined pursuant to Article 4 hereof, a summary of the Service to be provided; a description of the Service; and the estimated charge(s), if applicable, for the Service and any other terms applicable thereto on the Transition Service Schedule. Obligations under each Transition Service Schedule shall be effective upon the later of the execution of this Agreement or the execution of the respective Transition Services Schedule. This Agreement shall be deemed to include all the Transition Service Schedules wherever reference to it is made.

                                   ARTICLE 3
                                    SERVICES

         3.1 Services Generally. Except as otherwise provided herein, for the term determined pursuant to Article 4 hereof, Southern shall provide or cause to be provided to Southern Energy the service(s) described in the Transition Service Schedule(s) attached hereto, beginning on the Separation
Date (the "Effective Date"). The service(s) described


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on a single Transition Service Schedule shall be referred to herein as a
"Service." Collectively, the services described on all the Transition Service Schedules (including Additional Services and Engineering and Technical Services) shall be referred to herein as "Services."

         3.2 Service Parameters. (i) Southern shall provide the Services only to the extent and under the personnel availability conditions such Services are being provided by Southern for Southern Energy immediately prior to the Effective Date; and (ii) the Services will be available only for purposes of conducting the business of Southern Energy substantially in the manner it was conducted prior to the Effective Date.

         3.3 Impracticability. Southern shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Southern, or to the extent the performance of such Services would require Southern to violate any applicable laws, rules or regulations or would result in the breach of any agreement or other applicable contract.

         3.4 Additional Resources. In providing the Services, Southern shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or materials; or (iv) pay any costs related to the transfer or conversion of Southern Energy's data to Southern Energy or any alternate supplier of Services.

         3.5 Additional Services. From time to time after the Effective Date, the Parties may agree to identify additional Services that Southern will provide to Southern Energy in accordance with the terms of this Agreement (the "Additional Services"). In such event, the Parties shall execute additional Transition Service Schedules for such Additional Services pursuant to Article
2. Except as set forth in Section 3.6, the Parties may agree in writing on Additional Services during the term of this Agreement.

         3.6 Further Obligations As To Services. Subject to the provisions of Sections 3.2, 3.3 and 3.4 and otherwise except as set forth in the next sentence, Southern shall perform, at a charge determined using the principles for determining fees under Section 5.1, any Service that: (a) was provided by Southern immediately prior to the Separation Date and which was inadvertently or unintentionally omitted from the list of Services included in Transition Service Schedules executed at the time of execution of this Agreement, or (b) is essential to effectuate an orderly transition under the Master Separation and Distribution Agreement unless such performance would significantly disrupt Southern's operations or materially increase the scope of its responsibility under this Agreement. If Southern reasonably believes the performance of Services requested under subparagraphs (a) or (b) would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement, Southern and Southern Energy shall negotiate in good faith to establish terms under which Southern can provide such Services, but Southern shall not be obligated to provide such Services if, following good faith negotiation, it is unable to reach agreement on such terms.


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         3.7      Service Representatives. The Parties shall each appoint a
representative with respect to each Service (each a "Service Representative"), which Service Representative shall coordinate the requesting, coordination, scheduling and delivery of such Service. Unless otherwise indicated on the Transition Service Schedule for a Service, the Party's respective Service Representatives for such Service shall be the persons set forth on Schedule 3.7 as being responsible for such Service and certain other related Services (each such person being a "Senior Representative"). Each Senior Representative shall additionally be responsible for the replacement or substitution, as necessary, of any Service Representatives for such Senior Representative's assigned Services, and shall coordinate any requests for changes in the scope of such Services, or for the provision of any additional related Services, with such Senior Representative's counterpart with the other Party. Either Party may nominate a substitute Service Representative for itself with respect to a Service at any time upon reasonable notice to the other Party. Any request for a Service made by Southern Energy through any person other than Southern Energy's Senior Representative or Service Representative with respect to such Service shall not be binding upon Southern.

                                   ARTICLE 4
                                      TERM

         The term of this Agreement shall commence on the Effective Date and shall remain in effect until two (2) years after the Effective Date (the "Expiration Date"), unless earlier terminated under Article 7. This Agreement may be extended by the Parties in writing, either in whole or with respect to one or more of the Services; provided, however, that such extension shall only apply to the Services for which the Agreement was extended. At least six (6) months prior to the Expiration Date, Southern Energy shall give Southern written notice, in accordance with the provisions of Section 16.4, of Southern Energy's request to extend the term of the Agreement in respect of any Services. In addition, the Parties shall be deemed to have extended this Agreement with respect to a specific Service if the Transition Service Schedule for such Service specifies a completion or termination date beyond the aforementioned Expiration Date. The Parties may agree on an earlier expiration date respecting a specific Service by specifying such date on the Transition Service Schedule for that Service. Services shall be provided up to and including the date set forth in the applicable Transition Service Schedule, subject to earlier termination as provided herein.

                                   ARTICLE 5
                                  COMPENSATION

         5.1 Charges For Services. Charges for Services shall be based upon the greater of (a) the full cost of providing the Services, including direct costs and indirect costs, or (b) the market value of such Services. Southern Energy shall pay Southern the charges, if any, set forth on the Transition Service Schedules for each of the Services listed therein as adjusted, from time to time, in accordance with the processes and procedures


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established under Section 5.4 and Section 5.5 hereof. The Parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on a Transition Service Schedule for a particular Service; provided, however, that the incurrence of charges in excess of any such estimate on such Transition Service Schedule shall not justify stopping the provision of, or payment for, Services under this Agreement.

         5.2 Payment Terms. Southern shall bill Southern Energy monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Southern Energy shall pay Southern for all Services provided hereunder within thirty (30) days after receipt of an invoice therefor. Late payments shall bear interest at the lesser of 18% per annum or the maximum rate allowed by law.

         5.3 Performance Under Ancillary Agreements. Notwithstanding anything to the contrary contained herein, Southern Energy shall not be charged under this Agreement for any obligations that are specifically required to be performed under the Master Separation and Distribution Agreement or any other Ancillary Agreement and any such other obligations shall be performed and charged for (if applicable) in accordance with the terms of the Master Separation and Distribution Agreement or such other Ancillary Agreement.

         5.4 Error Correction; True-Ups; Accounting. The Parties shall reasonably agree on a process and procedure for conducting internal audits and making adjustments to charges as a result of the movement of employees and functions between Parties, the discovery of errors or omissions in charges, as well as a true-up of amounts owed. In no event shall such processes and procedures extend beyond two (2) years after completion of a Service.

         5.5 Pricing Adjustments. In the event of a tax or regulatory audit adjustment relating to the pricing of any or all Services provided pursuant to this Agreement in which it is determined by a taxing or regulatory authority that any of the charges, individually or in combination, did not result in an arm's-length payment, as determined under internationally accepted arm's-length standards, then the Parties, including any Southern subcontractor providing Services hereunder, may agree to make corresponding adjustments to the charges in question for such period to the extent necessary to achieve arm's-length pricing. Any adjustment made pursuant to this Section 5.5 at any time during the term of this Agreement or after termination of this Agreement shall be reflected in the Parties' legal books and records, and the resulting underpayment or overpayment shall create, respectively, an obligation to be paid in the manner specified in Section 5.2, or shall create a credit against amounts owed under this Agreement.


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                                   ARTICLE 6
                     GENERAL OBLIGATIONS; STANDARD OF CARE

         6.1      Performance Metrics: Southern. Subject to Sections 3.2, 3.3,
3.4 and any other terms and conditions of this Agreement, Southern shall perform its obligations hereunder in a commercially reasonable manner. Specific performance metrics for Southern for a specific Service may be set forth in the corresponding Transition Service Schedule. Where none is set forth, Southern shall use reasonable efforts to provide Services in accordance with its policies, procedures and practices in effect before the Effective Date and shall exercise the same care and skill as it exercises in performing similar services for itself.

         6.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SET FORTH HEREIN SOUTHERN MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

         6.3 Performance Metrics: Southern Energy. Specific performance metrics for Southern Energy for a specific Service may be set forth in the corresponding Transition Service Schedule. Where none is set forth, Southern Energy shall use reasonable efforts, in connection with receiving Services, to follow the policies, procedures and practices in effect before the Effective Date including providing information and documentation sufficient for Southern to perform the Services as they were performed before the Effective Date and making available, as reasonably requested by Southern, sufficient resources and timely decisions, approvals and acceptances in order that Southern may accomplish its obligations hereunder in a timely manner.

         6.4 Transitional Nature Of Services; Changes. The Parties acknowledge the transitional nature of the Services and agree that Southern may make changes from time to time in the manner of performing the Services if Southern is making similar changes in performing similar services for itself and its subsidiaries and if Southern furnishes to Southern Energy thirty (30) days written notice regarding such changes.

         6.5 Responsibility For Errors; Delays. Southern's sole responsibility to Southern Energy:

         (a) for errors or omissions in Services (except for Engineering and Technical Services provided for in Article 11), shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to Southern Energy; provided, Southern Energy must promptly advise Southern of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in Section 6.3; and


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         (b)      for failure to deliver any Service because of
Impracticability, shall be to use reasonable efforts, subject to Sections 3.2,
3.3 and 3.4, to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

         6.6 Good Faith Cooperation; Consents. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations hereunder (including by way of example, not by way of limitation, rights to use third party software needed for the performance of Services). The costs of obtaining such third party consents, licenses, sublicenses or approvals shall be borne by Southern Energy. Each Party will maintain, in accordance with its standard document retention procedures, documentation supporting the information relevant to cost calculations and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

                                   ARTICLE 7
                               EARLY TERMINATION

         7.1 Early Termination. Southern Energy may terminate this Agreement, either with respect to all or with respect to any one or more of the Services provided to Southern Energy hereunder, for any reason or for no reason, at any time upon one hundred eighty (180) days prior written notice to Southern. Southern may terminate this Agreement if Southern Energy fails to pay any amount which is due and payable in respect of any Service in accordance with the provisions of Section 5.2 hereof, and Southern Energy does not cure such breach within ten (10) days after being given notice of such breach. In addition, subject to the provisions of Article 15 below, either Party may terminate this Agreement with respect to a specific Service if the other Party materially breaches a material provision with regard to that particular Service (other than for nonpayment) and does not cure such breach (or does not take reasonable steps required under the circumstances to cure such breach going forward) within sixty (60) days after being given notice of the breach; provided, however, that the non-terminating Party may request that the Parties engage in a dispute resolution negotiation as specified in Article 15 below prior to termination for breach.

         7.2 Survival. Those Sections of this Agreement that, by their nature, are intended to survive termination will survive in accordance with their terms. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.


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                                   ARTICLE 8
                        RELATIONSHIP BETWEEN THE PARTIES

         The relationship between the Parties established under this Agreement is that of independent contractors and neither Party is an employee, agent, partner, or joint venturer of or with the other. Southern will be solely responsible for the payment of any employment-related taxes, insurance premiums or other employment benefits in respect of the performance of Services by Southern personnel under this Agreement. Southern Energy agrees to grant Southern personnel access to sites, systems and information (subject to the provisions of confidentiality in Article 12 below) as necessary for Southern to perform its obligations hereunder. Southern Energy shall inform Southern personnel of, and Southern personnel agree to obey, any and all security regulations and other published policies of Southern Energy.

                                   ARTICLE 9
                                 SUBCONTRACTORS

         Southern may engage a "Subcontractor" to perform all or any portion of Southern's duties under this Agreement, provided that any such Subcontractor agrees in writing to be bound by confidentiality obligations at least as protective as the terms of Article 13 regarding confidentiality below, and provided further that Southern remains responsible for the performance of such Subcontractor. As used in this Agreement, "Subcontractor" will mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity engaged to perform hereunder, other than Southern and its Subsidiaries.

                                   ARTICLE 10
                             INTELLECTUAL PROPERTY

         Except as otherwise set forth herein, the terms of the Technology and Intellectual Property Ownership and License Agreement between the Parties, a copy of which is attached as an exhibit to the Master Separation and Distribution Agreement, shall govern the use and ownership of any Technology (as defined therein) and any patents, trademarks, or other intellectual property transferred, licensed used or created in connection with the Services or otherwise under this Agreement.


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                                   ARTICLE 11
                       ENGINEERING AND TECHNICAL SERVICES

         11.1 Engineering and Technical Services. Pursuant to the terms of this Agreement, Southern shall provide certain engineering, technical and consulting Services to Southern Energy from time to time in connection with the development, construction, ownership, maintenance and operation of electric generating, transmission and distribution facilities, including, but not limited to, technical and field services, engineering and generation technical services, fuel procurement and related services and environmental services (the "Engineering and Technical Services"); provided, however, that Southern shall not be required to provide any Engineering and Technical Service if the provision of such Engineering and Technical Service, in Southern's reasonable discretion, would be in violation of Southern's fiduciary duties to its shareholders or customers.

         11.2 Professional Responsibility Regarding Engineering and Technical Services.

         11.2.1 Standard of Care/Warranty. In the performance of Engineering and Technical Services under this Agreement, Southern shall exercise due care to assure that the Services are provided in a workmanlike manner, and that such Services meet the standards and specifications set forth in the applicable Transitional Service Schedule. Southern hereby warrants that all Engineering and Technical Services provided hereunder will comply with the foregoing standard of care (the "Warranty").

         11.2.2 Warranty Cure. If Southern Energy discovers that any part of the Engineering and Technical Services fail to meet the Warranty, Southern Energy will notify Southern of such failure. Southern's sole obligation for failing to meet the Warranty shall be to reperform the Engineering and Technical Services thereunder at cost (direct cost plus indirect costs) such that it fully complies with the Transitional Service Schedule and applicable laws and regulations. Southern Energy will bear all costs and expenses incurred by Southern in association with curing any Warranted Engineering and Technical Services, except where the failure to meet the Warranty with respect to any Engineering and Technical Services is due to any willful misconduct on the part of Southern or its employees, agents, contractors or subcontractors, in which case such costs and expenses shall be borne by Southern. Southern makes no other warranties with respect to its performance of the Services, and Southern Energy agrees to accept such services without further warranties of any nature.

         11.3 Applicable Laws and Regulations. Southern shall comply with all national, federal, provincial, state and local laws, decrees, regulations and ordinances (including without limitation those of any local jurisdiction in which Engineering and Technical Services are performed) including, without limitation, those pertaining to the environment, health, safety, sanitary facilities, waste disposal and other matters applicable to or affecting the performance of Engineering and Technical Services that are published and in effect at the time particular Engineering and Technical Services are


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rendered. Southern Energy shall inform Southern of, and Southern shall ensure that its employees, agents and subcontractors comply with, site rules and regulations while on the premises of any Southern Energy property or project.

         11.4 Insurance. During the course of performance of any Engineering and Technical Services following the Separation Date, Southern will obtain and maintain in full force and effect insurance substantially in accordance with, and meeting the requirements set forth in, Schedule 11.4 attached hereto. Promptly after the execution hereof Southern shall furnish Southern Energy with a written certificate from its insurers, addressed to Southern Energy, indicating the existence of Southern's insurance coverage, the amount and nature of such coverage, and the expiration date(s) of each policy. The certificate also shall include a provision requiring Southern's insurers to give Southern Energy at least thirty (30) days' written notice prior to the cancellation, nonrenewal or material alteration of any policy.

         11.5 Reuse of Documents. All documents, including drawings and specifications, prepared and furnished by Southern to Southern Energy pursuant to this Agreement shall be the property of Southern Energy; provided, however, that such documents are not intended or represented to be suitable for reuse by Southern Energy or others on any other project. Southern Energy may not reuse or adapt such documents on or for other projects without the written consent of Southern; provided, further, that any such reuse or adaption by Southern Energy, with the consent of Southern, will be at Southern Energy's sole risk and without liability or legal exposure to Southern.

         11.6 Non-Restrictive Relationship. Nothing in this Agreement will be construed to preclude Southern Energy from independently developing, acquiring or obtaining Engineering and Technical Services or related documents which may perform the same or similar functions as the Engineering and Technical Services or related documents provided by Southern.

                                   ARTICLE 12
                                CONFIDENTIALITY

         The terms of the Confidential Disclosure Agreement between the Parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.

                                   ARTICLE 13
                            LIMITATION OF LIABILITY

         IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES, AFFILIATED COMPANIES, DIRECTORS, OFFICERS OR EMPLOYEES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, COST OF COVER, BUSINESS


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INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL
DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THIS AGREEMENT.

                                   ARTICLE 14
                                 FORCE MAJEURE

         Each Party will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations of Southern Energy to make payments to Southern pursuant to Article 5 hereof for services rendered, if such failure or delay is caused solely by Force Majeure. "Force Majeure" includes, without limitation, any act of God or the public enemy; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance, labor dispute, or labor or material shortage; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection, civil unrest, war or rebellion; any action or restraint by court order or public or governmental authority or lawfully established civilian authorities, or any other circumstance or event beyond the reasonable control of the Party relying upon such circumstance or event.

                                   ARTICLE 15
                               DISPUTE RESOLUTION

         15.1 Mediation. If a dispute, controversy or claim ("Dispute") arises between the Parties relating to the interpretation or performance of this Agreement or the Ancillary Agreements, or the grounds for the termination hereof, appropriate senior executives (e.g. director or vice president level) of each Party who shall have the authority to resolve the matter shall meet or confer (in person or by telephone) to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting or conference between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any proceeding relating to the subject matter of the Dispute. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either Party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one Party to the other demanding non-binding mediation. Neither Party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both Parties will share the costs of the mediation equally, except that each Party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The Parties may also agree to replace mediation with some other form of non-binding or binding alternative dispute resolution ("ADR").

         15.2 Arbitration. Any Dispute which the Parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Dekalb County, Georgia. Such arbitrators shall be selected by the mutual agreement of the Parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing Party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either Party.

         15.3 Court Action. Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking material relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the Parties or to others. However, the Parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

         15.4 Continuity Of Service And Performance. Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article 15 with respect to all matters not subject to such dispute, controversy or claim.

                                   ARTICLE 16
                                 MISCELLANEOUS

         16.1 Entire Agreement. This Agreement, the Master Separation and Distribution Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         16.2 Existing Services Agreement. The Parties acknowledge that Subsidiaries of Southern are currently authorized to provide the services contracted for herein to Southern Energy and its subsidiaries and, more specifically, that Southern Company Services, Inc., a Subsidiary of Southern, is authorized to provide the services identified herein directly, and, indirectly, to Southern Energy and its Subsidiaries to Southern Energy Resources, Inc. (formerly known as Southern Electric International, Inc.) pursuant to an Agreement dated July 17, 1981 (the "Existing Service Agreement"), all subject to certain conditions established by applicable government regulations, orders, and approvals ("Existing Authority"). The Parties intend to implement this Agreement consistent with and to the extent permitted by Existing Authority and to cooperate toward obtaining and maintaining in effect such governmental agency consents, orders or approvals as may be required in order to implement this Agreement as fully as possible in accordance with its terms for the stated term. After the Effective Date and upon receipt of and applicable regulatory approvals and consents, the Existing Services Agreement shall be terminated and superseded by this Agreement to the extent permitted under the Existing Authority.

         16.3 Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Georgia. Any state court sitting in Dekalb County, Georgia and/or the United States District Court for the Northern District of Georgia shall have jurisdiction and venue over all Disputes between the Parties that are permitted to be brought in a court of law pursuant to Article 15 above.

         16.4 Descriptive Headings. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         16.5 Notices. Notices, offers, requests, or other communications required or permitted to be given by either Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

                  if to Southern:
                                            The Southern Company
                                            270 Peachtree Street
                                            Atlanta, Georgia 30303
                                            Attention: General Counsel
                                            Fax: (404) 506-0544
                  if to Southern Energy:
                                            Southern Energy, Inc.
                                            900 Ashwood Parkway
                                            Suite 500
                                            Atlanta, Georgia 30338
                                            Attention: General Counsel
                                            Fax: (770) 821-7001

or to such other address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

         16.6 Nonassignability; Third-Party Beneficiaries. Except as specifically permitted under Article 9 above, neither Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other Party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other Party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. This Agreement, including the Transition Services Schedules and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         16.7 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         16.8 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         16.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties hereto.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives.

   THE SOUTHERN COMPANY                     SOUTHERN ENERGY, INC.


   By:                                      By:
      ---------------------------------        ---------------------------------
   Name:  H. Allen Franklin                 Name:  S. Marce Fuller
   Title: President and Chief Operating     Title: President and Chief Executive
            Officer                                  Officer

                     FORM OF TRANSITION SERVICE SCHEDULE TO
                        TRANSITIONAL SERVICES AGREEMENT

         1. Transition Service Schedule #:____________ (To be inserted by representative)


         2.       Functional Area:
                                  ---------------

         3. Start/End Date: The Services start on the Effective Date of the Transitional Services Agreement between The Southern Company ("Southern") and Southern Energy, Inc. ("Southern Energy") to which this Transition Service
Schedule is attached and end on [__________] unless otherwise indicated below.


         Indicate below if other start/end date:

         Start Date:
                    -----------------------------

         End Date:
                   ------------------------------

         If Start and End dates vary by service and/or location, please indicate in Section 5 below.

         4. Summary of Services (Describe the service to be provided in appropriate detail.

         Service Name                            Description

         5. List of services to be provided per location and site: (List all the services to be provided at each site. Enter Start Date and End Date if different from Section 3 above.)

             Location               Site             Service(s)        Start Date       End Date

         6. Performance parameters/Service level: (State minimum performance expected from each service, if applicable.):

         7.       Estimated Total Compensation

         8. Describe cost methodology and cost drivers affecting Estimated Total Compensation (Describe on an individual service basis if necessary):

         9. Describe the process by which the cost of services will be adjusted in the instance of an increase/reduction in the services provided:
(Describe on an individual service basis if necessary.)

         10. Software: Will software be used or included with the Services to be provided under this Transition Service Schedule: ____ Yes ____ No

         List software/licenses to be provided, if any:

         11. Contract Administrators. List Service Representatives from Southern and Southern Energy:

         Upon execution of this Transition Service Schedule by both Parties, this Transition Service Schedule is hereby deemed incorporated into and made part of that certain Transitional Services Agreement between The Southern Company and Southern Energy, Inc.

THE SOUTHERN COMPANY                           SOUTHERN ENERGY, INC.


By:                                           By:
   ----------------------------                  ----------------------------

         (Authorized Signature)                    (Authorized Signature)

Date:                                         Date:
     --------------------------                    --------------------------
Name:                                         Name:
     --------------------------                    --------------------------
Title:                                        Title:
      -------------------------                     -------------------------

                                  Schedule 3.7
                         Senior Service Representatives


Southern Energy

          Service                         Senior Representative (Title)
          -------                         -----------------------------

Engineering and Technical Services      Chief Technical Officer

Intellectual Property/
Information Technology                  Chief Information Officer

All other Services                      Senior Vice President of Administration
                                        and External Affairs

Southern

          Service                              Senior Representative (Title)
          -------                              -----------------------------

Engineering and Technical Services;
Procurement                                  President of Southern Company Generation

Intellectual Property/
Information Technology                       Chief Information Officer

Human Resources                              Senior Vice President of Human Resources,

Legal                                        General Counsel

External Affairs                             Vice President of External Affairs

Finance and Risk Management                  Chief Financial Officer

Accounting                                   Senior Vice President - Chief Accounting
                                             Officer

Internal Auditing                            Director of Internal Auditing

System Aircraft                              Vice President, System Aircraft

                                 Schedule 11.4
                                   Insurance

                               INSURANCE COVERAGE

Types of Coverage                   Limits of Liability
-----------------                   -------------------

Workers' Compensation               Statutory Minimum

Errors and Omissions                $1,000,000

Commercial General
Liability
Bodily Injury and                   $5,000,000 Combined
Property Damage                     Single Limit

Automobile Liability
Bodily Injury and                   $2,000,000 Combined
Property Damage                     Single Limit